EXHIBIT 4.3

FOURTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

SECOND AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

THIRD AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

THIRD AMENDMENT TO THE VERIZON SAVINGS PLAN

FOR MANAGEMENT EMPLOYEES

This Amendment is adopted this 7th day of February, 2024.

WHEREAS, Verizon Communications Inc. (Verizon) maintains the Verizon Savings and Security Plan for New York and New England Associates (NYNE Savings Plan), the Verizon Savings and Security Plan for Mid-Atlantic Associates (Mid-Atlantic Savings Plan), the Verizon Savings and Security Plan for West Region Hourly Employees (West Savings Plan), and the Verizon Savings Plan for Management Employees (Management Savings Plan);

WHEREAS, pursuant to Section 18.1 of the NYNE Savings Plan, the plan may be amended by the Verizon Employee Benefits Committee (Committee) acting on behalf of Verizon in a settlor capacity, and the Chairwoman of the Committee is authorized by the Committee to act on behalf of the Committee for that purpose;

WHEREAS, pursuant to Section 20.1 of the Mid-Atlantic Savings Plan, the plan may be amended by the Chairperson of the Committee, acting on behalf of Verizon in a settlor capacity;

WHEREAS, pursuant to Section 12.01 of the West Savings Plan, the plan may be amended by the most senior Human Resources officer of Verizon acting on behalf of Verizon in a settlor capacity;

WHEREAS, pursuant to Section 12.01 of the Management Savings Plan, the plan may be amended by the most senior Human Resources officer of Verizon acting on behalf of Verizon in a settlor capacity;

WHEREAS, the plans may be amended in certain respects by the chief legal counsel to the Committee acting in a settlor capacity;

WHEREAS, the Committee reviewed a proposed transition from the existing Institutional Government Money Market Portfolio in the plans to the Money Market Portfolio at its January 25, 2024 meeting;

WHEREAS, the NYNE Savings Plan, Mid-Atlantic Savings Plan and West Savings Plan are to be amended such that, effective as of the market close on March 15, 2024, the Institutional Government Money Market Portfolio will transition to the Money Market Portfolio, a new investment option, and any assets in the Institutional Government Money Market Portfolio as of that date will automatically transfer to the Money Market Portfolio;

WHEREAS, the Management Savings Plan is to be amended such that, effective as of the market close on March 15, 2024, the Institutional Government Money Market Portfolio will be closed and any assets in the Institutional Government Money Market Portfolio as of that date will be liquidated and transferred to the Money Market Portfolio, a current investment option; and

WHEREAS, this amendment is the formal amendment to the plans and reflects the suspension of investments in the Institutional Government Money Market Portfolio and the elimination of the Institutional Government Money Market Portfolio as an available investment option, effective as of March 15, 2024.

NOW, THEREFORE, the plans are amended as set forth on the Exhibits hereto effective as stated therein.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

Verizon Communications Inc.
Verizon Employee Benefits Committee

By:	/s/ Sam Hammock
Sam Hammock

Chairwoman of the Verizon Employee Benefits Committee and EVP & CHRO

By:	/s/ Marc Schoenecker
Marc Schoenecker

Counsel to the Verizon Employee Benefits Committee and Associate General Counsel – Employee Benefits

EXHIBIT A

FOURTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

The definition of “Funds” in Section 2 of the NYNE Savings Plan is amended to add a new paragraph at the end of such definition, such paragraph to read in its entirety as set forth below.

Effective as of the market close on March 15, 2024, the Institutional Government Money Market Portfolio will transition to the Money Market Portfolio, a new Fund. Any assets in the Institutional Government Money Market Portfolio as of March 15, 2024 will automatically transfer to the Money Market Portfolio. Therefore, effective March 15, 2024, no additional contributions or investment transfers, including loan repayments, shall be made into the Institutional Government Money Market Portfolio and all elections to invest amounts in the Institutional Government Money Market Portfolio shall be deemed elections to invest in the Money Market Portfolio. In addition, the Institutional Government Money Market Portfolio shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Money Market Portfolio.

Section 7.3.2 of the NYNE Savings Plan is amended to read in its entirety as set forth below.

7.3.2 Current Account Balance

A Participating Employee on any Valuation Date may direct that up to 100% of the Value of his Units derived from the Employee’s Employee Basic Contributions and Employee Supplementary Contributions credited to such Employee’s Account be transferred, in 1% increments, among the investment funds available under the Plan, by giving an Approved Form of Timely Prior Notice directing that the Value of such Units be invested in one or more of the other investment funds; provided, however, that in any case where the notice is received after 4:00 p.m. (effective June 23, 1999, 12 noon or, if earlier, the time the New York Stock Exchange closes for trading) Eastern Time (daylight or standard, whichever is in effect on the date of the notice), the transaction shall be processed and the Units shall be valued as of the close of business on the next Valuation Date. Except as provided by the Committee in a written communication to the Participating Employees, no transfers are permitted from the Conservative Strategy Portfolio to the Institutional Government Money Market Portfolio, and any Participating Employee who has transferred an amount from the Conservative Strategy Portfolio to any other fund may not for a period of 90 days from the effective date of such transfer direct that any of that amount be transferred into the Institutional Government Money Market Portfolio. Effective March 15, 2024, the references to the Institutional Government Money Market Portfolio in the prior sentence shall refer to the Money Market Portfolio.

EXHIBIT B

SECOND AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

The definition of “Funds” in Section 2 of the Mid-Atlantic Savings Plan is amended to add a new paragraph at the end of such definition, such paragraph to read in its entirety as set forth below.

Effective as of the market close on March 15, 2024, the Institutional Government Money Market Portfolio will transition to the Money Market Portfolio, a new Fund. Any assets in the Institutional Government Money Market Portfolio as of March 15, 2024 will automatically transfer to the Money Market Portfolio. Therefore, effective March 15, 2024, no additional contributions or investment transfers, including loan repayments, shall be made into the Institutional Government Money Market Portfolio and all elections to invest amounts in the Institutional Government Money Market Portfolio shall be deemed elections to invest in the Money Market Portfolio. In addition, the Institutional Government Money Market Portfolio shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Money Market Portfolio.

EXHIBIT C

THIRD AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

A new Section 6.01(a)(4) is added to the West Savings Plan, to read in its entirety as set forth below.

(4) Effective as of the market close (on March 15, 2024, the Institutional Government Money Market Portfolio will transition to the Money Market Portfolio, a new Fund. Any assets in the Institutional Government Money Market Portfolio as of March 15, 2024 will automatically transfer to the Money Market Portfolio. Therefore, effective March 15, 2024, no additional contributions or investment transfers, including loan repayments, shall be made into the Institutional Government Money Market Portfolio and all elections to invest amounts in the Institutional Government Money Market Portfolio shall be deemed elections to invest in the Money Market Portfolio. In addition, the Institutional Government Money Market Portfolio shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Money Market Portfolio.

EXHIBIT D

THIRD AMENDMENT TO THE VERIZON SAVINGS PLAN

FOR MANAGEMENT EMPLOYEES

A new Section 6.01(a)(3) is added to the Management Savings Plan, to read in its entirety as set forth below.

(3) Effective as of the market close on March 15, 2024, the Institutional Government Money Market Portfolio will be closed. Any assets in the Institutional Government Money Market Portfolio as of March 15, 2024 will be liquidated and transferred to the Money Market Portfolio. Therefore, effective March 15, 2024, no additional contributions or investment transfers, including loan repayments, shall be made into the Institutional Government Money Market Portfolio and all elections to invest amounts in the Institutional Government Money Market Portfolio shall be deemed elections to invest in the Money Market Portfolio. In addition, the Institutional Government Money Market Portfolio shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Money Market Portfolio.